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EXHIBIT 99.1

Press Release
Contact:	John Simmons, V.P., CFO Stewart & Stevenson Services, Inc. 713-868-7700

FOR IMMEDIATE RELEASE

STEWART & STEVENSON ANNOUNCES FISCAL 2004 THIRD
QUARTER EARNINGS RELEASE AND CONFERENCE CALL SCHEDULE

HOUSTON—November 18, 2004—Stewart & Stevenson Services, Inc. (NYSE: SVC), today announced plans to release its fiscal 2004 third quarter results on Friday, December 3, 2004 at 6:00 a.m. Eastern time. In conjunction with the release, Stewart & Stevenson has scheduled a conference call, which will be broadcast live over the Internet, on Friday, December 3, 2004 at 10:00 a.m. Eastern time.

What:	Stewart & Stevenson Third Quarter Earnings Call
When:	Friday, December 3, 2004 at 10:00 Eastern time
How:	Live via phone—By dialing 800-659-2037 or 617-614-2713 and using pass code 82876262 at least 10 minutes prior to the start time—OR live over the Internet by logging on to the web address below:
Where:	http://www.ssss.com The call may be accessed on the home page of Stewart & Stevenson's website under the heading "In the Spotlight", or on the Investor Relations web page.

A telephonic replay of the conference call will be available through December 10, 2004 and may be accessed by dialing 888-286-8010 or 617-801-6888 and using pass code 85210796. An audio archive will also be available on the Stewart & Stevenson website at www.ssss.com (on the home page under the heading "In the Spotlight" or on the Investor Relations page) shortly after the call and will be accessible for approximately 12 months on the Investor Relations page.

        Stewart & Stevenson Services, Inc., founded in 1902, is a billion-dollar company that manufactures, distributes and provides service for a wide range of industrial products and diesel-powered equipment to key industries worldwide, including power generation, defense, airline, marine, petroleum and transportation. For more information on Stewart & Stevenson visit www.ssss.com.

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  EXHIBIT 99.1